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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in (i) the Registration Statements on Form S-8 (Registration Nos. 333-7070, 333-62708 and 333-73878) of GlobalSantaFe Corporation and (ii) the Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 (Registration No. 333-70268) of GlobalSantaFe Corporation of our report dated March 14, 2002 relating to the financial statements, which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated March 14, 2002 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.




/s/ PricewaterhouseCoopers LLP
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Houston, Texas
March 15, 2002